Fifth Third Bank Auto Receivables Trust 1996-A             EXHIBIT 20
Monthly Statement to Certificateholders
Servicer:  Fifth Third Bank
Trustee: Harris Trust and Savings Bank

Collection Period:    01-Aug-96             31-Aug-96
Distribution Date:    16-Sep-96                        Per $1,000 of
                                                          Original
                                                         Class A /
Statement for Class A and Class B                         Class B
  Certificateholders Pursuant to Section 4.7            Certificate
  of the Pooling and Servicing Agreement                   Amount

(i)  Principal Distribution
          Class A Certificate Amount   $13,043,112.97    $33.44333772
          Class B Certificate Amount      $614,596.95    $33.44199314

(ii)  Interest Distribution
          Class A Certificate Amount    $1,656,139.66     $4.24644317
          Class B Certificate Amount       $79,929.92     $4.34921754

(iii)  Servicing Fee                      $279,706.69     $0.68491046

(iv)  Class A Certificate Balance
         (after principal distributions)              $307,500,046.12
        Class A Pool Factor
         (after principal distributions)                    0.7884489
        Class B Certificate Balance
         (after principal distributions)               $14,490,269.96
        Class B Pool Factor
         (after principal distributions)                    0.7884574

(v)  Total Pool Balance
         (end of Collection Period)                   $321,990,316.08

                                       Current Period      Cumulative
vi)     Defaulted Receivables             $652,998.69   $1,589,366.37
         Liquidation Proceeds             $237,355.53     $558,902.01
         Aggregate Net Losses             $415,643.16   $1,030,464.36

vii)  Aggregate Principal Balance of Receivables
          repurchased by Seller or Servicer:
          Principal Portion                                $13,966.93
          Interest Portion                                    $878.22

(viii)  Class A Interest Carryover Shortfall                    $0.00
          Class B Interest Carryover Shortfall                  $0.00
          Class A Principal Carryover Shortfall                 $0.00
          Class B Principal Carryover Shortfall                 $0.00

(ix)  Reserve Account Balance (after giving effect to
       payments made on the Distribution Date)         $12,879,612.64

(x)  Specified Reserve Account Balance (after giving effect
       to payments made on the Distribution Date)      $12,879,612.64